UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 27, 2008

(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the  registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On August 27, 2008, Mr. David L. Hardin, was appointed to the Boards of Directors for Pacific Premier Bancorp, Inc.  (the “Company”) and Pacific Premier Bank (the “Bank”).  Mr. Hardin has no special arrangements nor any related transactions with the Company or the Bank and qualifies as an “independent director.” Mr. Hardin has also been appointed as a member of the Bank’s Credit Committee.

Mr. Hardin has been the President and Chief Executive Officer of HRE Mortgage, Inc., the parent company of Covenant Mortgage, since 2004. Before his position in HRE Mortgage Inc., Mr. Hardin was Executive Vice President, Chief Banking Officer of Hawthorne Savings for ten years where he was responsible for, among other things, the retail banking and delivery system, residential lending and commercial lending divisions. Mr. Hardin has also served in executive management positions in retail banking, lending production and operations in institutions such as Downey Savings, Valley Federal Savings and Columbia Savings, among others. Mr. Hardin previously served as a director of the Company and the Bank from April 2007 to March 2008. Mr. Hardin resigned to pursue other interests and has subsequently decided to rejoin the Boards of Directors of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:  September 3, 2008                                By:           /s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer